Wednesday, August 23, 2006

SENDTEC REPORTS RECORD FIRST HALF REVENUE AND DEBENTURE HOLDER APPROVAL TO
RESTRUCTURE LONG-TERM DEBT

SendTec, Inc. OTCBB: SNDN yesterday reported record revenue for the first half of 2006. Revenue and gross margin from SendTec Acquisition Corp. for the six month period ending June 30, 2006 grew by approximately 15% and 20%, respectively, over the six month period ending June 30, 2005. Had results been reported on a consolidated basis for the full six month period ending June 30,
2006, revenues would have been $20.7 million, a record for SendTec Acquisition
Corp. Results reported in its quarterly report on form 10-QSB for June 30, 2006 exclude an approximate one month period prior to the acquisition of 100% of
SendTec Acquisition Corp. in February 2006. Much of this growth was attributable to its Search Engine Marketing business line which has grown by 147% over the comparable period. In addition, the company successfully completed a major milestone towards restructuring its $34.95 million 6% Senior Secured Debentures.
The restructuring of the debentures will soon be submitted for required stockholder approval.

SendTec CEO Paul Soltoff stated: "In the last six months we've generated solid revenue and gross margin growth, while at the same time overcoming many difficult challenges, including selling off and closing our unprofitable divisions, changing our name to provide a singular focus, and most importantly, the planned comprehensive restructuring of our long-term debentures incurred in connection with the acquisition of SendTec. During this process, our management team has stayed committed, while improving the company's market position across its major business lines. Upon completion of our planned financial restructuring, SendTec and its unique technology-based marketing platforms will be positioned to move forward with renewed focus in the rapidly evolving
Internet and Multi-Channel advertising marketplaces."

About SendTec

Today, marketers are facing incredible pressure to generate a successful return on investment. SendTec has built a stellar organization that provides a comprehensive range of integrated, technology-based services for leading multi-channel marketers, including search engine marketing, online pay-for-performance media and direct response television advertising. Its services are positioned to improve advertising ROI across online and offline marketing channels. Core to SendTec's success is SearchFactz(TM), a technology enabled search engine marketing solution that improves the bidding process through providing automated alerts to tactical direct marketers who then make bidding and marketing decisions to dramatically improve ROI and conversion volume. This full-service SEM solution, as well as SendTec's other services, includes strategic direct response consulting, expert copywriting, creative services and analytics to maximize advertising success.

Caution Concerning Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation reform Act of
1995: Forward-looking statements often are proceeded by words such as
"believes", "expects", "may", "anticipates", "plans", "intends", "assumes",
"will" or similar expressions. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. SendTec's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. The statements that are not historical facts contained in this press release are "forward-looking statements" that involve certain risks and uncertainties, including, but not limited to, risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, the effectiveness, probability and marketability of such products, the ability to protect proprietary information, the impact of current, pending or future legislation and regulation on the electronic marketing industry, the impact of competitive products or pricing, technological changes, the effect of general economic and business conditions and other risks and uncertainties detailed in the Company's filings with the Securities and
Exchange Commission.

Contact Information: SendTec, Inc. Saint Petersburg Donald Gould, 727-576-6630
http://www.SendTec.com